UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2014

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On July 11, 2014, Berkshire Hills Bancorp, Inc.’s wholly-owned subsidiary, Berkshire Bank (the “Bank”), converted its charter from a Massachusetts-chartered savings bank to a Massachusetts-chartered trust company, under which the Bank will operate as a commercial bank. Concurrent with the Bank’s charter conversion, Berkshire Hills Bancorp, Inc. (the “Company”) changed its holding company status from a savings and loan holding company to a bank holding company.  Additionally, the Company has opted for “financial holding company” status as a bank holding company.

Due to these changes, the Bank will have greater flexibility with respect to future commercial lending, since the Bank will no longer be required to comply with the “Qualified Thrift Lender” test applicable to thrifts.

The Bank will continue to be supervised by the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation (“FDIC”). The Company is a Delaware corporation and continues to be supervised by the Board of Governors of the Federal Reserve System. The Bank’s conversion to a commercial bank charter and the Company’s change in holding company status are internal corporate transactions that the Company and Bank expect will have no significant impact on the business or operations of the Company and the Bank. None of the Bank’s products or services will be discontinued or changed as a result of the Bank’s charter conversion and the Company’s change in holding company status.

Also on July 11, 2014, the Bank ended its membership in the Depositors Insurance Fund (“DIF”), which insures deposit balances held by Massachusetts-chartered savings banks in excess of federal deposit insurance coverage. The Bank’s growth in deposit size necessitated the Bank’s withdrawal from the DIF and the concurrent charter conversion of the Bank and change in holding company status of the Company. The Bank’s deposit accounts will continue to be insured by the deposit insurance fund of the FDIC up to applicable limits. Excess deposits in the Bank that are insured by the DIF on July 11, 2014 will continue to be insured by the DIF until July 11, 2015. Term deposits in excess of FDIC insurance coverage will continue to be insured by the DIF until maturity.

FORWARD LOOKING STATEMENTS

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the Company’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: July 14, 2014	By:	/s/ Michael P. Daly
Michael P. Daly
President and Chief Executive Officer